Exhibit 10.25


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      This Amendment dated July 26, 2005 hereby amends the Employment Agreement dated November 8, 2004, by and between SpeechSwitch, Inc., a New Jersey corporation, f/k/a iVoice Technology 3, Inc., (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Bruce Knef, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. The Employment Agreement dated November 8, 2004 was initially executed between the Executive and iVoice Technology 3, Inc., a Nevada corporation. However, all assets and liabilities were assigned and assumed by SpeechSwitch, Inc., a New Jersey corporation. Therefore, this Amendment confirms that both parties: (i) agree to abide by the terms of the November 8, 2004 Employment Agreement and (ii) both parties agree that all terms of the Employment Agreement are in full force and effect.

2. A new subparagraph 10(d) is hereby added to the Employment Agreement to read:

            "10(d) "Any other provision in this Paragraph 10 to the contrary notwithstanding, the Executive shall not be deemed to have been terminated "For Cause" or "Without Cause" unless and until the Board duly adopts a resolution by the affirmative vote of no less than a majority of the disinterested members of the Board, excluding the Executive, at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), to terminate the Executive "For Cause" or "Without Cause", as the case may be."

3. All other terms of the Employment Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


SpeechSwitch, Inc.                        Bruce Knef


By: /s/ Jerry Mahoney                     By: /s/ Bruce Knef


Title:__________________


Date:__________________                   Date:__________________